Exhibit 10.51

                                                             HEART CLINIC, P.A.

                                            DATE OF ISSUANCE:  OCTOBER 1, 1996

                              MEDCATH INCORPORATED

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

                         ("ADDITIONAL PROMISSORY NOTE")

         MEDCATH INCORPORATED, a North Carolina corporation (the "Company"), for value received hereby promises to pay to HEART CLINIC, P.A., a Texas professional association ("Heart Clinic") at the address of the Heart Clinic as set forth below on March 1, 1999 (the "Maturity Date"), the principal sum which is to be determined as set forth in paragraph 2 below upon the terms and conditions set forth herein. This Note is the "Additional Promissory Note" referred to and issued in accordance with the terms of that certain Master Transaction Agreement dated as of July 31, 1996 between the Company and Heart Clinic (the "Master Transaction Agreement") and is subject to the terms and conditions of the Master Transaction Agreement and the related Service Agreement dated as of July 31, 1996 between Heart Clinic and Physician Management of McAllen, Inc.

                         RESTRICTIONS ON TRANSFERABILITY

         THIS CONVERTIBLE NOTE AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS, IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH ACTS AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO MEDCATH THAT SUCH REGISTRATION IS NOT REQUIRED.

         1. Interest. No interest shall accrue or be paid with respect to the principal amount of this Note. Following an Event of Default, the unpaid principal amount of this Note shall bear interest at the interest rate announced from time to time by NationsBank as its "prime rate" plus two percent (2%) per annum.

         2. Principal. The principal amount of this Note shall be the amount of the "Supplemental Payment" as determined in accordance with Exhibit F to the Master Transaction Agreement and shall be due and payable as follows:

                  (A) The portion of the Supplemental Payment due to the Heart Clinic with respect to the calendar year 1997 (the "1997 Amount") shall be due and payable:

                                (i) Thirty percent (30%) of the 1997 Amount
                  shall be due and payable in cash on March 1, 1998; and

                                (ii) The remaining seventy percent (70%) of the
                  1997 Amount shall be due and payable in cash on October 1, 1998 subject, however, to the holder's rights to convert such principal amount in accordance with paragraph 6; and

                  (B) The portion of the Supplemental Payment due to the Heart Clinic with respect to the calendar year 1998 (the "1998 Amount") shall be due and payable as follows:

                                (i) Thirty percent (30%) of the 1998 Amount
                  shall be due and payable in cash on March 1, 1999; and

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                                (ii) The remaining seventy percent (70%) of the
                  1998 Amount shall be due and payable in cash on March 1, 1999, subject however, to the holder's right to convert such principal amount in accordance with paragraph 6 hereof.

         3. Method of Payment. The Company will pay principal in coin or currency of the United States that is legal tender for payment of public and private debts. The Company may, however, pay principal by its check payable in such money delivered by regular mail to the holder's address. After payment of all amounts due hereunder, the holder must surrender this Note to the Company on the Maturity Date for cancellation.

         4. Optional Redemption. In anticipation of the closing of a Major Transaction (as defined in paragraph 6), the Company at its option upon 10 days prior written notice may, at any time after the first anniversary of the Date of Issuance, redeem this Note in whole or in part at any time or from time to time at 100% of the principal amount being so redeemed; provided that within such 10 day period the holder of this Note may elect in writing to convert the principal amount of this Note to Common Stock as set forth in paragraph 6 below which shall be effective immediately prior to the closing of a Major Transaction.

         5. Notice of Redemption. Any notice of redemption will be mailed at least 10 but not more than 60 days before the redemption date to the holder of this Note at his registered address.

         6. Conversion. The holder of this Note may convert from time to time all or any portion of the principal amounts of this Note described in paragraphs 2(A)(ii) and 2(B)(ii) above into shares of common stock of the Company (the "Common Stock") by giving the Company written notice thereof no less than 10 days and no more than 45 days prior to October 1, 1998 with respect to the amount set forth in paragraph 2(A)(ii) above, and March 1, 1999 with respect to amounts set forth in paragraph 2(B)(ii) above. The per share price of the Common Stock, for purposes of conversion, shall be the average closing price of the Common Stock as quoted on Nasdaq during the seven trading day period ending two days prior to December 31, 1997 with respect to amounts set forth in paragraph 2(A)(ii), and December 31, 1998 with respect to amounts set forth in paragraph 2(B)(ii) above (the "Conversion Price"). To determine the number of shares issuable upon conversion of the Note, the principal amount converted shall be divided by the Conversion Price and shall be rounded down to the nearest whole number. The Company will deliver its check in an amount equal to the value of any fraction (based upon the Conversion Price) which is rounded down in determining the number of shares issuable upon conversion.

         To convert this Note, the registered holder must (1) complete and sign the conversion notice attached hereto as Exhibit A, (2) surrender the Note to the Company, (3) furnish appropriate endorsements or transfer documents if required by the Company and (4) pay any transfer or similar tax if required. If the holder surrenders this Note for conversion during the period from the close of business on the first day of the month in which an interest payment date is due to the opening of business on such interest payment date, the Note must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the outstanding principal amount of the Note then being converted. The holder may only convert the principal amount of this Note. The Conversion Price is subject to adjustment in the event it is necessary or appropriate to take in consideration the occurrence of any of the following: (i) the payment of a dividend in shares of Common Stock or shares of the Company's capital stock other than Common Stock, (ii) the distribution to holders of Common Stock of shares of the Company's capital stock other than Common Stock,
(iii) the subdivision, combination, or reclassification of outstanding shares of Common stock, (iv) the issuance to all holders of Common Stock of rights or warrants entitling them to acquire shares of Common Stock (or other securities convertible into Common Stock) at a price (or having a conversion price per share) less than the then current per share market price of the Common Stock, and (v) the distribution to holders of Common Stock of evidences of indebtedness or of assets of the Company (excluding cash dividends) or of rights or warrants (other than those referred to under (iv) above). No adjustment of the Conversion Price shall be made for cash dividends paid out of consolidated net income or retained earnings, or for shares issued for cash, property or services or pursuant to any employee benefit plan, stock option, stock purchase, stock bonus or other stock plan, now in effect or adopted by the Company in the future.

         In the case of any consolidation or merger of the Company with or into another corporation in which the Company is not the continuing corporation, or a merger that reclassifies or changes the outstanding Common Stock of the Company, or in the event of any sale or transfer of all or substantially all of the assets of the Company (any of

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such transactions, a "Major Transaction"), if the closing of such Major
Transaction is scheduled after the first anniversary of the Issuance Date and after the dates on which the amounts of the Supplemental Payment can first be determined, the holder of this Note will have the right, upon written notice to the Company, to convert such Note into the kind and amount of securities or cash or other assets receivable upon the consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Note could have been converted immediately prior thereto. Accordingly, if under the terms of any such merger the shareholders of the Company do not receive common stock of the surviving corporation, but rather receive a specified amount in cash, the holder of this Note would thereafter have the right to convert this Note exclusively into whatever amount in cash they would have received had they converted the
Note in full immediately prior to any such merger. If the holder of this Note fails to elect to convert this Note as set forth above, the holder thereafter shall have no further rights to convert this Note and shall receive only cash on the Maturity Date.

         If a Major Transaction is consummated prior to the first anniversary of the Issuance Date or prior to the dates on which the Supplemental Payment amounts can first be determined, the Board of Directors of the Company either
(x) shall take such steps as are reasonably necessary or appropriate to enable the holder of this Note, after such first anniversary and after the dates on which the amounts of the Supplemental Payment are first determined to finally elect within fifteen (15) days after such first anniversary and after such other dates either to receive the principal amount of this Note in cash on the Maturity Date and the other dates on which principal is due hereunder, or to receive at the time of such election by the holder the amount and types of consideration ("Transaction Consideration") which the holder would have received had the holder converted this Note in accordance with its terms to Common Stock immediately prior to the consummation of the Major Transaction or (y) shall elect to require that the holder receive only cash on the Maturity Date and the other dates on which principal is due hereunder. If the Board of Directors has proceeded under (x) above and if the holder has not elected to receive Transaction Consideration within such fifteen (15) day period, the holder hereof shall have no further rights to convert this Note and shall receive only cash on the Maturity Date and the other dates on which principal is due hereunder. If the Board of Directors has proceeded under (y) above, then the holder shall receive only cash on the Maturity Date and the other dates on which principal is due hereunder.

         7. Subordination. Anything in this Note to the contrary notwithstanding, the obligation of the Company to pay the principal and interest on this Note, and to discharge all of its other obligations hereunder shall be subordinate and junior and right of payment to the extent set forth in the following paragraphs (A), (B) and (C), inclusive, to (i) all obligations of the Company or its related legal entities to banks or other financial institutions for borrowed money, (ii) all obligations of the Company to banks, financial institutions or other lenders under guarantees by the Company of obligations of related legal entities to banks, financial institutions or other lenders for borrowed money, in each case, whether such obligations are outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note and (iii) all obligations of the Company or its related legal entities arising in connection with lease financing or for money borrowed or securities of the Company or its related entities issued in connection with transactions undertaken for general corporate purposes, which with respect to any such obligation or liability listed in (i) through (ii) above is at any time designated as Senior Indebtedness for the purposes of this Note by the Company. The obligations of the Company to which this Note is subordinate and junior in right of payment are sometimes herein referred to as "Senior Indebtedness."

                           (A) In the event of any insolvency, bankruptcy,
                  liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

                           (B) In any of the proceedings referred to in
                  paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full.

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                           (C) In the event the Company shall default under any
                  Senior Indebtedness obligation held by any bank or other financial institution and the effect of such default is to accelerate the maturity of such obligation or the holder thereof shall cause such obligation to become due prior to the stated maturity thereof or the Company shall not pay such obligation at maturity, the Company will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of all or any part of this Note, and the holder of this Note will not accept from the Company any payment of any kind of or on account of all or any part of this Note, unless and until all such Senior Indebtedness shall have been paid in full, provided, however, that if (1) such default shall have occurred and be continuing for 60 days or more, (2) such default shall not have been cured or waived and
                  (3) if such default is related to a default under such Senior Indebtedness other than the non-payment of principal or interest of such Senior Indebtedness, and (4) the holder of such Senior Indebtedness obligation shall not have made a demand for payment and commenced an action, suit or other proceeding against the Company (in which event the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note), then the Company may make and the holder of this Note may accept from the Company all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

         By accepting delivery of this Note, the holder agrees to the foregoing subordination provisions and authorizes the Company to give such provisions effect. The holder agrees to execute such further evidence of the terms and intent of this paragraph 7 upon reasonable request therefore by the Company or its lenders.

         8. Transfer; Exchange; Assignment. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND THE COMPANY HAS NO PLANS TO REGISTER THIS NOTE UNDER THE SECURITIES ACT. The holder hereof may not assign this Note or any rights or portion hereof without the Company's written consent. In all events any transfer or assignment of this Note or any rights hereunder is subject to the availability of an exemption from registration under the Securities Act, the holder of this Note may transfer or assign this Note. The Company may require the holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Company need not transfer or exchange this Note if it has been selected for redemption, or transfer or exchange this Note for a period of 15 days before the Company determines to select this Note, or other notes with identical terms (except for differing principal amounts), for redemption.

         9. Person Deemed Owner. The registered holder of this Note may be treated by the Company as its owner for all purposes.

         10. Successor Corporation. In the event the Company sells all or substantially all of its assets in a bona fide transaction with an unrelated third party (either directly or through a sale of stock and in connection therewith a liquidation or distribution of all or substantially all of the Company's assets is made), the purchaser of the Company thereof shall be required to assume the Company's liabilities under this Note. If an unrelated third party successor corporation in a bona fide transaction assumes all the obligations of the Company under this Note, the Company shall be released from its obligations hereunder as long as the shareholder's equity of such purchaser equals at least the shareholder's equity of the Company as of the date of such transaction. If the shareholder's equity of the purchaser does not equal the shareholder's equity of the Company as of the closing of such transaction, then the Company shall be released from its obligations hereunder only if the holder consents to such assumption by such purchaser, which consent shall not be unreasonably withheld.

         11. Defaults and Remedies. An Event of Default is: (i) default which continues for 20 days in payment of interest on this Note when due and payable;
(ii) default in payment of the principal of, or premium, if any, on this Note when due; (iii) failure by the Company for 20 days after notice to it to comply with any of its other covenants, conditions or agreements in this Note; (iv) the commencement by the Company of a voluntary case, consent to the entry of an order of relief against it in an involuntary case, consent to the appointment of custodian for all or substantially all of its property, the making of a general assignment for the benefit of creditors, or the


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Company's becoming subject to any order of relief, appointment of custodian, or order of liquidation entered by a court of competent jurisdiction under any United States Bankruptcy law or any state or local law for the relief of debtors, and such order remains unstayed and in effect for 60 days. If an Event of Default occurs and is continuing, the holder of this Note may declare it due and payable immediately. The Company shall, within 20 days after the occurrence of an Event of Default (not including any grace periods), give notice to the holder of this Note of all Events of Default known to the Company.

         12. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting this Note, the holder hereof waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

         13. Governing Law. This Note shall be governed by North Carolina law.

         14. Notice. Any notice to be provided hereunder to the Company may be provided via telecopy, registered U.S. Mail, return receipt requested, or by overnight express courier to the Company as follows:

To the Company:                     MedCath Incorporated
                                    7621 Little Avenue, Suite 106
                                    Charlotte, North Carolina  28226
                                    Attention:  President

To the Heart Clinic:                Heart Clinic, P.A.
                                    2310 North Ed Carey Drive, #1-A
                                    Harlingen, Texas  78550
                                    Attention:  President

         15. Collection Expenses. In the event that the holder of this Note, after the occurrence of an Event of Default retains attorneys to institute a legal action to enforce the Company's obligation under this Note, then the holder shall be entitled to recover from the Company its reasonable attorney's fees (not to exceed such attorneys' regular hourly rates) and expenses incurred in connection with such enforcement of the Company's obligations under this Note.

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         IN WITNESS WHEREOF, the Company has executed this Note under seal as of the date of issuance first above written.

                                     MEDCATH INCORPORATED

                                       By: /s/ David Crane
                                     Title: Executive Vice President

[CORPORATE SEAL]

Attest: /s/ Daniel L. Belongia

       By: Daniel L. Belongia

       Title: Secretary

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                                                                       Exhibit A


                              NOTICE OF CONVERSION

         HEART CLINIC, P.A. (the "Holder") hereby gives MEDCATH INCORPORATED (the "Company") notice that the Holder, subject to the terms and conditions of the Additional Promissory Note (the "Note") attached to this Notice and the terms of the Master Transaction Agreement dated July 31, 1996 between the Holder and the Company, desires to exercise its rights to convert the portion of the principal amount of the Note as set forth below to common stock of the Company. In connection therewith, the Holder provides the following information:

         Amount of principal to be converted:              $__________________

         Conversion price per share:                       $__________________

         Number of shares of common stock converted into:   ___________________

         Remaining principal outstanding under the Note:   $__________________


         The Holder agrees to take all such other steps and execute such additional documents as may be provided for under the terms of the Note.

HEART CLINIC, P.A.

By _____________________

                                                      Title: __________________

                                                      Date: ___________________
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